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                               Please detach here
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1.   PROPOSAL TO APPROVE THE CONSOLIDATION AGREEMENT AMONG CRAIG CORPORATION,
     CITADEL HOLDING CORPORATION AND READING ENTERTAINMENT, INC.

     [_]  For        [_]  Against     [_]  Abstain

THIS PROXY WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSAL.

THIS PROXY SHOULD BE DATED, SIGNED BY THE STOCKHOLDER EXACTLY AS SUCH STOCKHOLDER'S NAME APPEARS ON SUCH STOCKHOLDER'S STOCK CERTIFICATE AND RETURNED PROMPTLY TO THE COMPANY C/O MELLON INVESTOR SERVICES, LLC, IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN AS A BENEFICIARY CAPACITY SHOULD SO INDICATE.

                                            Date _________________________, 2001

                                            [__________________________________]

                                            Signature(s) in Box
                                            Please sign name(s) exactly as
                                            registered (If there are co-owners,
                                            both should sign)

                                            Telephone Number ___________________



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                                CRAIG CORPORATION

                        SPECIAL MEETING OF STOCKHOLDERS

                          Wednesday, December   , 2001
                             10:00 A.M. Local Time

                     [  550 South Hope Street, Suite 1825  ]
                     [       Los Angeles, CA 90071         ]


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Craig Corporation
550 South Hope Street, Suite 1825, Los Angeles, California 90071           Proxy
________________________________________________________________________________


           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby revokes all prior proxies and constitutes and appoints James J. Cotter and S. Craig Tompkins, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock and Class A Common Preference Stock of Craig Corporation (the "Company") which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at 10:00 A.M., local time on, December
26, 2001 at         ,                 , California, for the following purposes
and any adjournment or postponement thereof, as follows:




                      See reverse for voting instructions.